Exhibit 12

STOCK TRANSFER AGREEMENT

This Stock Transfer Agreement (the “Agreement”) is made and entered into as of January 17, 2018, by and among Camden Partners Strategic Fund III, L.P. (“Fund III”), Camden Partners Strategic Fund III-A, L.P. (“Fund III-A”, and together with Fund III, the “Transferors”), and Camden Partners Strategic Fund III SPV, L.P. (the “Transferee”).

AGREEMENT

The parties hereby agree as follows:

1.             Transfers.  (A) Fund III agrees to transfer an aggregate of 2,111,691 shares of Common Stock of National American University Holdings, Inc. (the “Company”), par value $0.0001 per share (“Common Stock”), to the Transferee in consideration for limited partnership interests in the Transferee having an aggregate value of $2,342,288 and (B) Fund III-A agrees to transfer an aggregate of 87,758 shares of Common Stock of the Company to the Transferee in consideration for limited partnership interests in the Transferee having an aggregate value of $97,341.

2.             Miscellaneous. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.  Counterparts may be delivered via facsimile, electronic mail (including PDF) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Stock Transfer Agreement as of the date first set forth above.

TRANSFERORS:

CAMDEN PARTNERS STRATEGIC FUND III, L.P.

By: Camden Partners Strategic III, LLC
Its: General Partner

By: Camden Partners Strategic Manager, LLC
Its: Managing Member

By:	/s/ J. Todd Sherman
	Name:	J. Todd Sherman
	Title:	Managing Member

CAMDEN PARTNERS STRATEGIC FUND III-A, L.P.

By: Camden Partners Strategic III, LLC
Its: General Partner

By: Camden Partners Strategic Manager, LLC
Its: Managing Member

By:	/s/ J. Todd Sherman
	Name:	J. Todd Sherman
	Title:	Managing Member

TRANSFEREE:

CAMDEN PARTNERS STRATEGIC FUND III SPV, L.P.

By: Camden Partners Strategic III SPV, LLC
Its: General Partner

By:	/s/ J. Todd Sherman
	Name:	J. Todd Sherman
	Title:	Managing Member

[Signature Page to Stock Transfer Agreement]